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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                              CONTACT:
                                                   Investor Relations
                                                   John Beattie
                                                   Tel: (720) 875-6861


             LIBERTY SATELLITE ANNOUNCES TERMINATION OF AGREEMENT TO
                              RESTRUCTURE ASTROLINK


ENGLEWOOD, CO., October 29, 2003 - Liberty Satellite & Technology, Inc., (OTC Bulletin Board: LSTTA, LSTTB), a majority owned entity of Liberty Media Corporation (NYSE: L), today announced that it had exercised its right to terminate the previously announced agreement to restructure ASTROLINK International LLC.

If the closing under the Astrolink restructuring agreement had occurred, Liberty Satellite would have acquired substantially all of the assets of Astrolink in exchange for cash and common stock. As a result of the termination of the restructuring agreement, Liberty Satellite will receive $7.8 M in cash in exchange for its equity interest in Astrolink and for all notes evidencing loans made by Liberty Satellite to fund Astrolink's continuing operations during the period that the restructuring agreement was pending. In addition, all claims related to Astrolink among its equity holders and creditors have been released or settled.

Astrolink was formed in 1999 to establish and operate a global communications system to deliver next-generation broadband service. Liberty Satellite acquired an approximate 31.5% of Astrolink in March 2000, with the remainder owned directly or indirectly by Lockheed Martin, Northrop Grumman, and Telespazio.

As previously announced, shareholders of Liberty Satellite will meet November 12th at a special meeting of stockholders to vote on the approval of the adoption of the merger agreement pursuant to which Liberty Media, the majority shareholder of Liberty Satellite, would acquire the remaining publicly held common stock of Liberty Satellite. The meeting will commence at 9:00 a.m. local time at The Inverness Hotel and Golf Club, 200 Inverness Drive West, Englewood, Colorado 80112.


ABOUT LIBERTY SATELLITE & TECHNOLOGY, INC.

Liberty Satellite and Technology, Inc., known as LSAT, pursues strategic opportunities worldwide in the distribution of Internet data and other content via satellite and related businesses. Through its majority-owned subsidiary, On Command Corporation, LSAT is a leading provider of in-room movies, broadband access and other entertainment and business services to the hotel industry. LSAT also holds strategic ownership positions in a range of video programming, satellite-delivered broadband distribution and satellite communication businesses, including Wildblue Communications, Astrolink International, and Sky Latin America. LSAT is a consolidated subsidiary of Liberty Media Corporation.

THE FOREGOING ARE "FORWARD-LOOKING STATEMENTS" WHICH ARE BASED ON MANAGEMENT'S BELIEFS AS WELL AS ON A NUMBER OF ASSUMPTIONS CONCERNING FUTURE EVENTS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. READERS ARE CAUTIONED NOT TO PUT UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS, WHICH ARE NOT A GUARANTEE OF PERFORMANCE AND ARE SUBJECT TO A NUMBER OF UNCERTAINTIES AND OTHER FACTORS, MANY OF WHICH ARE OUTSIDE LIBERTY SATELLITE'S CONTROL. FOR A MORE DETAILED DESCRIPTION OF THE FACTORS THAT COULD CAUSE SUCH A DIFFERENCE, PLEASE SEE LIBERTY SATELLITE'S FILINGS WITH THE SECURITIES AND EXCHANGE

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COMMISSION. LIBERTY SATELLITE DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR
REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH THE OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION. NO OFFERING OF SECURITIES SHALL BE MADE EXCEPT BY MEANS OF A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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